UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): July 31, 2015 (July 29, 2015)

BUILDERS FIRSTSOURCE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-51357	52-2084569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Bryan Street, Suite 1600

Dallas, Texas 75201

(Address of Principal Executive Offices) (Zip Code)

(214) 880-3500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Other Events. Entry into a Material Definitive Agreement.

On July 29, 2015, Builders FirstSource, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”), among the Company, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., and Citigroup Global Markets Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), and Warburg Pincus Private Equity IX, L.P., as a selling stockholder (the “Selling Stockholder”). On July 29, 2015, the representatives, on behalf of the Underwriters exercised in full their option to purchase additional shares from each of the Company and the Selling Stockholder under the Underwriting Agreement.

Pursuant to the Underwriting Agreement, subject to the terms and conditions expressed therein, (i) the Company agreed to sell to the Underwriters an aggregate of 9,200,000 shares of the Company’s common stock (the “Primary Shares”), including 1,200,000 shares pursuant to the Underwriters’ exercise in full of their option to purchase additional shares from the Company under the Underwriting Agreement and (ii) the Selling Stockholder agreed to sell to the Underwriters an aggregate of 4,600,000 shares of the Company’s common stock (the “Secondary Shares”), including 600,000 shares pursuant to the Underwriters’ exercise in full of their option to purchase additional shares from the Selling Stockholder under the Underwriting Agreement, in each case at a price of $12.224 per share. The Primary Shares were sold by the Company pursuant to a preliminary prospectus supplement, dated July 27, 2015 (the “Preliminary Prospectus Supplement”), the final prospectus supplement, dated July 29, 2015 (the “Final Prospectus Supplement”) and the related prospectus dated July 24, 2015, each filed with the Securities and Exchange Commission (the “Commission”), relating to the Company’s registration statement on Form S-3 (File No. 333-203824) and including the related registration statement on Form S-3 (File No. 333-205917) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Secondary Shares were sold by the Selling Stockholder pursuant to the Preliminary Prospectus Supplement, the Final Prospectus Supplement and the related prospectus dated November 26, 2014, each filed with the Commission, relating to the Company’s registration statement on Form S-3 (File No. 333-199955).

The Company has agreed to indemnify the Underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended. If the Company is unable to provide the required indemnification, the Company has agreed to contribute to payments the Underwriters may be required to make in respect of those liabilities. In addition, the Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder and customary conditions to closing. The offering was completed on July 31, 2015.

In addition, as part of its completion of the ProBuild Acquisition (defined below), the Company and LN Real Estate LLC (“LNRE”) entered into a Lease and Master Agreement Guaranty (the “Guaranty”), whereby the Company guaranteed the performance of all of the agreements, covenants, terms, obligations and conditions to be performed by subsidiaries of ProBuild (as defined below) that are currently tenants (the “Tenants”) under 183 leases and a related Master Agreement for Termination and Purchase (the “Master Property Agreement”) by and among LNRE and such tenants. The Master Property Agreement provides the Tenants with certain rights to (i) purchase leased real properties (“Options”) and (ii) terminate the leases covered by the Master Property Agreement (“Termination Rights”), provided that the Tenants may exercise only a limited number of Options and Termination Rights during specified periods of time. The Master Property Agreement also provides that if the applicable Tenant exercises a Termination Right in accordance with the provisions of the Master Property Agreement, such Tenant is responsible for the cost of paying or performing any maintenance and repair obligations of the Tenant under the applicable Lease for the twelve (12) month period following the date the termination notice is given.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2015, the Company completed its previously announced acquisition of all of the issued and outstanding equity interests of ProBuild Holdings LLC, a Delaware limited liability company (“ProBuild”), for approximately $1.63 billion, subject to certain adjustments (the “ProBuild Acquisition”), pursuant to a Securities Purchase Agreement, dated as of April 13, 2015 (the “Securities Purchase Agreement”), with ProBuild and the holders of securities of ProBuild named as parties thereto (collectively, the “Sellers”). Prior to the ProBuild Acquisition, ProBuild, headquartered in Denver, Colorado, was one of the nation’s largest professional building materials suppliers. Citigroup Global Markets Inc. and Deutsche Bank Securities Inc. served as financial advisors to the Company in the ProBuild Acquisition, joint book-running managers of the Company’s offering of Primary Shares and the Selling Stockholder’s offering of Secondary Shares, joint book-running manager of the Company’s previously announced offering of $700.0 million aggregate principal amount of 10.75% Senior Notes due 2023, and lenders in the Company’s new $600.0 million senior secured term loan facility, of which Deutsche Bank AG New York Branch serves as administrative agent and collateral agent.

Item 8.01.	Other Events.

On July 31, 2015, the Company issued a press release to announce the completion of the ProBuild Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

The audited combined financial statements (and notes thereto) of ProBuild Holdings, Inc. for the years ended December 31, 2014, 2013 and 2012 and unaudited condensed combined financial statements (and notes thereto) for the three months ended March 31, 2015 and 2014 were previously filed as Exhibits 99.1 and 99.2 to the Company’s current report on Form 8-K dated May 28, 2015.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information (and notes thereto) of Builders FirstSource, Inc. giving effect to the ProBuild Acquisition and the related proposed acquisition financing transactions is filed herewith as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated July 29, 2015, among Builders FirstSource, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., and Citigroup Global Markets Inc., as representatives of the underwriters named therein, and Warburg Pincus Private Equity IX, L.P., as a selling stockholder.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

99.1	Press release announcing the completion of Builders FirstSource, Inc.’s acquisition of ProBuild Holdings LLC, dated July 31, 2015.

99.2	Unaudited pro forma condensed combined financial information (and notes thereto) of Builders FirstSource, Inc. giving effect to the ProBuild Acquisition and the related proposed acquisition financing transactions.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILDERS FIRSTSOURCE, INC.
(Registrant)

By:	/s/ Donald F. McAleenan
Name:	Donald F. McAleenan
Title:	Senior Vice President, General Counsel and Secretary

Date: July 31, 2015

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated July 29, 2015, among Builders FirstSource, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., and Citigroup Global Markets Inc., as representatives of the several underwriters named therein, and Warburg Pincus Private Equity IX, L.P., as a selling stockholder.

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

99.1	Press release announcing the completion of Builders FirstSource, Inc.’s acquisition of ProBuild Holdings LLC, dated July 31, 2015.

99.2	Unaudited pro forma condensed combined financial information (and notes thereto) of Builders FirstSource, Inc. giving effect to the ProBuild Acquisition and the related proposed acquisition financing transactions.